Exhibit 10.1

712 Fifth Avenue
New York, New York 10019
(212) 957-5025

Robert F. Mehmel
President and Chief Operating Officer

        February 18, 2026

Mr. Seth L. Kaplan
133 East Avenue
Unit B
New Canaan, CT 06840

Dear Seth:

As discussed with you, effective immediately, your new title is “Executive Vice President, General Counsel and Secretary” of Griffon Corporation. You will continue report to me, as Griffon’s President and Chief Operating Officer, or such other person as designated from time to time by Griffon’s Chief Executive Officer.

You are party to an Amended and Restated Severance Agreement, dated May 8, 2024, between Griffon Corporation and you. Each reference in such Amended and Restated Severance Agreement to “Senior Vice President” shall, effective immediately, be deemed to be a reference to “Executive Vice President.”

Congratulations on your promotion. Please sign below to indicate your agreement to the foregoing.

Sincerely,

/s/ Robert F. Mehmel

Robert F. Mehmel
President and Chief Operating Officer

Accepted and Agreed:

_/s/ Seth L. Kaplan____________________
Seth L. Kaplan